Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK  NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Raymond Haverstock

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 495-3909

(Name, address and telephone number of agent for service)

Northern States Power Company

(Issuer with respect to the Securities)

Wisconsin	39-0508315
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Northern States Power Company 1414 W. Hamilton Avenue Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(First Mortgage Bonds, Senior Unsecured Debt Securities)

FORM T-1

Item 1.                                GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                        Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)                       Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                      Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                         LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.                   A copy of the Articles of Association of the Trustee.*

2.                   A copy of the certificate of authority of the Trustee to commence business.*

3.                   A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.                   A copy of the existing bylaws of the Trustee.**

5.                   A copy of each Indenture referred to in Item 4.  Not applicable.

6.                   The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.                     Report of Condition of the Trustee as of March 31, 2008 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

                                                * Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

                                                ** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE

                                                Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 12th of June, 2008.

By:	/s/ Raymond Haverstock
Raymond Haverstock
Vice President

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  June 12th 2008

By:	/s/ Raymond Haverstock
Raymond Haverstock
Vice President

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2008

($000’s)

3/31/2008
Assets
Cash and Balances Due From Depository Institutions	$7,494,457
Securities	38,286,822
Federal Funds	5,371,110
Loans & Lease Financing Receivables	156,885,223
Fixed Assets	3,251,220
Intangible Assets	11,809,562
Other Assets	14,170,921
Total Assets	$237,269,315

Liabilities
Deposits	$143,100,823
Fed Funds	13,224,737
Treasury Demand Notes	0
Trading Liabilities	982,166
Other Borrowed Money	41,879,455
Acceptances	0
Subordinated Notes and Debentures	7,647,466
Other Liabilities	7,818,123
Total Liabilities	$214,652,770

Equity
Minority Interest in Subsidiaries	$1,530,190
Common and Preferred Stock	18,200
Surplus	12,057,586
Undivided Profits	9,010,569
Total Equity Capital	$22,616,545

Total Liabilities and Equity Capital	$237,269,315

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Raymond Haverstock
Vice President

Date: June 12th 2008